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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form S-4 dated January 6, 2020 of The Alkaline Water Company Inc., of our report dated January 2, 2020 on our audits of the financial statements of Aquahydrate, Inc. as of and for the years ended December 31, 2018 and 2017, and the reference to us under the caption "Experts."

Armanino LLP

Armanino LLP
Los Angeles, CA
January 6, 2020